Exhibit 10.3

SECURITY AGREEMENT

by

FOOT LOCKER, INC.
as Borrower

and

THE GUARANTORS PARTY HERETO
FROM TIME TO TIME

and

BANK OF AMERICA, N.A.,
as Collateral Agent

Dated as of March 20, 2009

TABLE OF CONTENTS

		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	7
SECTION 1.3.	Due Diligence Certificate	7

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Pledge	7
SECTION 2.2.	Secured Obligations	8
SECTION 2.3.	Security Interest	8

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	Delivery of Pledged Securities and Intercompany Notes	9
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	9
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	10
SECTION 3.4.	Other Actions	10
SECTION 3.5.	Joinder of Additional Borrowers or Guarantors	13
SECTION 3.6.	Supplements; Further Assurances	14

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	14

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		Page

SECTION 4.2.	Limitation on Liens; Defense of Claims; Transferability of Pledged Collateral	14
SECTION 4.3.	Chief Executive Office; Change of Name; Jurisdiction of Organization	15
SECTION 4.4.	Due Authorization and Issuance	15
SECTION 4.5.	No Conflicts, Consents, etc.	15
SECTION 4.6.	Pledged Collateral	16

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	Pledge of Additional Securities Collateral	16
SECTION 5.2.	Voting Rights; Distributions; Etc.	16
SECTION 5.3.	Defaults, Etc.	18
SECTION 5.4.	Certain Agreements of Pledgors As Issuers and Holders of Equity Interests	18

ARTICLE VI

CERTAIN PROVISIONS CONCERNING
INTELLECTUAL PROPERTY

SECTION 6.1.	Grant of License	19
SECTION 6.2.	No Violations	19

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1.	Special Representations and Warranties	19
SECTION 7.2.	Maintenance of Records	19
SECTION 7.3.	Legend	20
SECTION 7.4.	Modification of Terms, Etc.	20
SECTION 7.5.	Collection	20

ARTICLE VIII

REMEDIES

SECTION 8.1.	Remedies	20
SECTION 8.2.	Notice of Sale	22
SECTION 8.3.	Waiver of Notice and Claims	22

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		Page

SECTION 8.4.	Certain Sales of Pledged Collateral	23
SECTION 8.5.	No Waiver; Cumulative Remedies	24
SECTION 8.6.	Application of Proceeds	24

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.	Concerning Collateral Agent	25
SECTION 9.2.	Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact	26
SECTION 9.3.	Continuing Security Interest; Assignment	26
SECTION 9.4.	Termination; Release	27
SECTION 9.5.	Modification in Writing	28
SECTION 9.6.	Notices	28
SECTION 9.7.	GOVERNING LAW	28
SECTION 9.8.	CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	28
SECTION 9.9.	Severability	29
SECTION 9.10.	Execution in Counterparts	30
SECTION 9.11.	No Credit for Payment of Taxes or Imposition	30
SECTION 9.12.	No Claims Against Collateral Agent	30
SECTION 9.13.	No Release	30
SECTION 9.14.	Obligations Absolute	30

SIGNATURES

SCHEDULE I	Intercompany Notes
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Initial Pledged Interests and Initial Pledged Shares
SCHEDULE IV	Instruments and Tangible Chattel Paper

EXHIBIT 1	Form of Securities Pledge Amendment

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SECURITY AGREEMENT

                    SECURITY AGREEMENT dated as of March 20, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) made by (i) FOOT LOCKER, INC., a New York corporation (the “Borrower”), (ii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”) (the Borrower, together with the Guarantors, and together with any successors, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., having an office at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, in its capacity as collateral agent for the Credit Parties (as defined in the Credit Agreement defined below) pursuant to the Credit Agreement (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

RECITALS:

                    A. The Pledgors, the Collateral Agent, Bank of America, N.A., as Administrative Agent, the Lenders party thereto, and Bank of America, N.A., as L/C Issuer and as Swing Line Lender, among others, have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

                    B. Each Original Guarantor has, pursuant to that certain Guaranty dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among other things, unconditionally guaranteed the obligations of the Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) (the “Guaranteed Obligations”).

                    C. The Borrower and each Original Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement, the Guaranty and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

                    D. Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof, will be the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

                    F. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Credit Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                    G. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the L/C Issuer issuing Letters of Credit (as such term is defined in the Credit Agreement) under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

AGREEMENT:

                    NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

                    SECTION 1.1. Definitions.

                    (a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

                    (b) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

                    (c) The following terms shall have the following meanings:

                    “Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

                    “Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all Equity Interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under the Organization Documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to such Equity Interests from time to time acquired by such Pledgor in any manner and (ii) all Equity Interests, as applicable, of each Unrestricted Subsidiary (to the extent such Unrestricted Subsidiary is not a corporation) hereafter acquired or formed by such Pledgor and all Equity Interests of whatever class of such Unrestricted Subsidiary, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under the Organization Documents of any such Unrestricted Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner. Notwithstanding anything to the contrary contained herein, the term “Additional Pledged Interests” shall not include any Excluded Property.

                    “Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other Equity Interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests issued by any such issuer under the Organization Documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each Unrestricted Subsidiary (to the extent such Unrestricted Subsidiary is a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such Unrestricted Subsidiary, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Organization Documents of such Unrestricted Subsidiary, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner. Notwithstanding anything to the contrary contained herein, the term “Additional Pledged Shares” shall not include any Excluded Property.

                    “Agreement” shall have the meaning assigned to such term in the Preamble hereof.

                    “Borrower” shall have the meaning assigned to such term in the Preamble hereof.

                    “Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.

                    “Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

                    “Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

                    “Control Agreement” shall mean, with respect to a Securities Account or Commodities Account established by a Pledgor, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing Control of such Securities Account or Commodities Account by the Collateral Agent.

                    “Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

                    “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

                    “Due Diligence Certificate” shall mean that certain due diligence certificate dated as of the date hereof, executed and delivered by the Borrower in favor of the Collateral Agent for the benefit of the Credit Parties, and each other Due Diligence Certificate (which shall be substantially in the form of such due diligence certificate dated the date hereof or otherwise in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 6.12 of the Credit Agreement, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

                    “Excluded Property” shall mean, with respect to any Pledgor, (i) any lease, contract or agreement to which such Pledgor is a party, any of its rights or interests thereunder or any assets subject thereto or any property rights of such Pledgor of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Pledgor therein or result in such Pledgor’s loss of use of such asset or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (ii) any lease, contract, property rights or agreement to which such Pledgor is a party, any of its rights or interests thereunder or any assets subject thereto to the extent that any applicable law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity); (iii) any voting Equity Interests of a Subsidiary that is a CFC in excess of 65% of the voting Equity Interests of such Subsidiary; (iv) any of Pledgor’s right, title, and interest in Intellectual Property and rights to sue for past, present or future infringements thereof; and (v) any Equity Interests of any Restricted Subsidiary (as such term is defined in the Indenture); provided that in each case described in clauses (i), (ii), and (v) of this definition, such property shall constitute “Excluded Property” only to the extent and for so long as such lease, contract, property right or other agreement or applicable Law or Organization Document validly prohibits the creation of a Lien on such property in favor of the Collateral Agent (or, in the case of the property described in clause (v) of this definition, so long as any such Person is a Restricted Subsidiary (as such term is defined in the Indenture)) and, upon the termination of such prohibition (howsoever occurring) (or, in the case of the property described in clause (v) of this definition, upon such Person’s ceasing to be a Restricted Subsidiary (as such term is defined in the Indenture)), such property shall cease to constitute “Excluded Property” and provided further that all Proceeds, substitutions or replacements of any Excluded Property described in clauses (i) through (v) (unless such Proceeds, substitutions or replacements would constitute Excluded Property) shall constitute Pledged Collateral hereunder.

                    “General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral.

                    “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

                    “Initial Pledged Interests” shall mean, with respect to each Pledgor, all Equity Interests (other than in a corporation), as applicable, of each issuer which is an Unrestricted Subsidiary and described in Schedule III hereof, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Organization Documents of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to any of the foregoing. Notwithstanding anything to the contrary contained herein, the term “Initial Pledged Interests” shall not include any Excluded Property.

                    “Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer which is an Unrestricted Subsidiary and described in Schedule III hereof, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under the Organization Documents of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to the Initial Pledged Shares. Notwithstanding anything to the contrary contained herein, the term “Initial Pledged Shares” shall not include any Excluded Property.

                    “Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9 of the UCC, and shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

                    “Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described on Schedule I hereto and all promissory notes hereafter acquired by such Pledgor evidencing loans made by such Pledgor to any other Pledgor or any Subsidiary of any Pledgor, all certificates or instruments evidencing such intercompany notes, and all amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent not prohibited by the terms of the Credit Agreement, in each case to the extent not constituting Excluded Property.

                    “Letter of Credit” shall mean “Letter of Credit” as defined in Section 5-102(a)(10) of the UCC.

                    “Pledged Collateral” shall have the meaning assigned to such term in SECTION 2.1 hereof.

                    “Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

                    “Pledged Securities” shall mean, collectively, the Pledged Interests and the Pledged Shares.

                    “Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares.

                    “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

                    “Secured Obligations” shall mean the Obligations (as defined in the Credit Agreement), the Other Liabilities (as defined in the Credit Agreement) and the Guaranteed Obligations; provided, however, that (x) Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Pledged Collateral following satisfaction of the Obligations, and (y) Other Liabilities shall be Secured Obligations solely to the extent that, and for so long as, the Obligations are secured and guaranteed.

                    “Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

                    “Unrestricted Subsidiary” shall mean any Subsidiary that is not a Restricted Subsidiary (as such term is defined in the Indenture).

                    SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.

                    SECTION 1.3. Due Diligence Certificate. The Collateral Agent and each Pledgor agree that the Due Diligence Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

                    SECTION 2.1. Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the other Credit Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following personal property and interests in property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	the Commercial Tort Claims described in Section V of the Due Diligence Certificate;

(viii)	all General Intangibles;

(ix)	all Deposit Accounts;

(x)	all Supporting Obligations;

(xi)	all books and records relating to any of the Pledged Collateral; and

(xii)

to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

                    Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property.

                    The Pledgors shall from time to time, at the reasonable request of the Collateral Agent after the occurrence of an Event of Default give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

                    SECTION 2.2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

                    SECTION 2.3. Security Interest. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including, without limitation, the filing of a financing statement describing the Pledged Collateral as “all assets of the debtor, wherever located, whether now owned or hereafter acquired or arising,” or words of similar import, and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in clause (i) or (iii) of the immediately preceding sentence to the Collateral Agent promptly upon request.

                    (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

                    SECTION 3.1. Delivery of Pledged Securities and Intercompany Notes. Each Pledgor represents and warrants that all certificates or instruments representing or evidencing Pledged Securities or Intercompany Notes in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates or instruments representing or evidencing Pledged Securities or Intercompany Notes acquired by such Pledgor after the date hereof, shall, in the manner required by Section 6.12 of the Credit Agreement, be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Pledged Securities and Intercompany Notes, without any indication that such Pledged Securities and Intercompany Notes are subject to the security interest hereunder. In addition, the Collateral Agent shall have the right with written notice to exchange certificates representing or evidencing Pledged Securities or Intercompany Notes for certificates of smaller or larger denominations.

                    SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Person to permit the Collateral Agent or its designee to be substituted for the applicable Pledgor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable Law and upon the request of the Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof.

                    SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Credit Parties) pursuant to this Agreement in respect of the Pledged Collateral in which the security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions are listed on Schedule II hereto. Each Pledgor represents and warrants that all such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule II. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) to the extent required by this Agreement or the Credit Agreement, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority (subject only to Permitted Encumbrances having priority under applicable Law) security interest and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances), and (ii) to the extent required by this Agreement or the Credit Agreement, at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Blocked Account Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices wherever required by applicable Law to perfect, continue and maintain a valid, enforceable, first priority (subject only to Permitted Encumbrances having priority under applicable Law) security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties (other than with respect to Permitted Encumbrances), with respect to the Pledged Collateral.

                    SECTION 3.4. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents, warrants and agrees, in each case at such Pledgor’s own expense, with respect to the following Pledged Collateral that:

          (a) Instruments and Tangible Chattel Paper. As of the date hereof (i) no amount payable under or in connection with any of the Pledged Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule IV hereof and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule IV hereof, to the extent requested by the Collateral Agent, has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may reasonably request from time to time.

          (b) Deposit Accounts. As of the date hereof (i) it does not maintain any Deposit Accounts other than the accounts listed in Schedule 5.21(a) of the Credit Agreement or Section III.C of the Due Diligence Certificate and (ii) the Collateral Agent has a perfected first priority security interest in each Blocked Account. No Pledgor shall grant Control of any Deposit Account or any Blocked Account to any Person other than the Collateral Agent. The Pledgors shall at all times comply with the cash receipt provisions set forth in Section 6.13 of the Credit Agreement.

          (c) Investment Property. (i) As of the date hereof (1) it has no Securities Accounts or Commodity Accounts other than those listed in Section III of the Due Diligence Certificate, (2) it does not directly (A) hold, (B) own or (C) have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts listed in Section III.B of the Due Diligence Certificate, except for (x) Equity Interests of Restricted Subsidiaries (as such term is defined in the Indenture, (y) any Equity Interests held by it which constitute Permitted Investments, and (z) Equity Interests of Foot Locker Spain S.L. On or before January 31, 2010 (or such later date as the Collateral Agent may agree), the Borrower shall (A) transfer the Equity Interests of Foot Locker Spain S.L. to a Subsidiary of the Borrower which is not a Loan Party or (B) cause such Equity Interests of Foot Locker Spain S.L. to become Pledged Securities hereunder in accordance with the terms of this Agreement.

                    (ii) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, other than any securities of Subsidiaries not required to be pledged hereunder, such Pledgor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property, other than any securities of Subsidiaries not required to be pledged hereunder, are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If at any time any Revolving Credit Loans are outstanding, the applicable Pledgors shall, within sixty (60) days following the making of any such Revolving Credit Loan (or such longer period as to which the Collateral Agent may agree, but in any event not to exceed ninety (90) days following the making of any such Revolving Credit Loan), duly execute and deliver a Control Agreement with respect to each Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary, as the case may be. Each Pledgor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Collateral Agent and within five (5) Business Days of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into an account in which the Collateral Agent has Control. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodities Intermediary and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless a Triggering Event has occurred and is continuing. No Pledgor shall grant Control over any Investment Property to any Person other than the Collateral Agent.

                    (iii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or subject to the control of, the Collateral Agent, any Pledgor or any other Person. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this SECTION 3.4(c).

          (d) Electronic Chattel Paper and Transferable Records. As of the date hereof no amount payable under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record with a face value in excess of $2,000,000 individually, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

          (e) Letter-of-Credit Rights. If such Pledgor is at any time a beneficiary under a Letter of Credit with a face value in excess of $1,000,000 individually now or hereafter issued in favor of such Pledgor, other than a Letter of Credit issued pursuant to the Credit Agreement, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

          (f) Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims other than those listed in Section V of the Due Diligence Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $2,000,000 individually, such Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

                      SECTION 3.5. Joinder of Additional Borrowers or Guarantors. The Pledgors shall cause each direct or indirect Subsidiary of the Borrower from time to time, after the date hereof to the extent required under Section 6.12 of the Credit Agreement to become a Loan Party thereunder, to execute and deliver to the Collateral Agent a Due Diligence Certificate and such other documents and agreements as are required under Section 6.12 of the Credit Agreement, in each case, within thirty (30) days (or such longer period as the Administrative Agent shall agree) of the date on which it was acquired or created, and upon such execution and delivery, such

Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein.

                    SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral and to the extent required and as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors. The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Credit Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

                    Each Pledgor represents, warrants and covenants as follows:

                    SECTION 4.1. Title. No valid financing statement or other public notice indicating the existence of a valid Lien on all or any part of the Pledged Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Credit Agreement. No Person other than the Collateral Agent has Control or possession of all or any part of the Pledged Collateral consisting of Instruments, Securities Collateral, Investment Property, and Deposit Accounts, except as permitted by the Credit Agreement.

                    SECTION 4.2. Limitation on Liens; Defense of Claims; Transferability of Pledged Collateral. Each Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Agreement and Permitted Encumbrances. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Credit Party other than Permitted Encumbrances. There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors’ obligations or the rights of the Collateral Agent hereunder.

                    SECTION 4.3. Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) The exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number (if any) and chief executive office of such Pledgor is indicated next to its name in Sections I.A and I.B of the Due Diligence Certificate.

                    (b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 6.14 of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

                    SECTION 4.4. Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such shares will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.

                    SECTION 4.5. No Conflicts, Consents, etc. No consent of any party (including, without limitation, equity holders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Pledgor, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (C) subject to Section 6.1 hereof, for the exercise by the Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement. Following the occurrence and during the continuation of an Event of Default, if the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

                    SECTION 4.6. Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete as of the date hereof (or, if such information is required to be accurate as of a certain date, then as of such date) in all material respects. The Pledged Collateral described on the schedules annexed hereto constitutes all of the property of such type of Pledged Collateral (other than Excluded Property) owned or held by the Pledgors.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

                    SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1 and SECTION 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                    SECTION 5.2. Voting Rights; Distributions; Etc.

                    (i) So long as no Triggering Event shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 5.2(i).

                    (ii) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations. The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 5.2(ii).

                    (iii) Upon the occurrence and during the continuance of any Triggering Event, all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5.2(i) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions. After such Triggering Event has been cured, each Pledgor shall have the right to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which it would be authorized to receive and retain pursuant to SECTION 5.2(i) hereof.

                    (iv) Upon the occurrence and during the continuance of any Event of Default, all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 5.2(ii) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Collateral Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Pledgor to exercise such rights under SECTION 5.2(ii). If no Event of Default exists, each Pledgor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 5.2(ii).

                    (v) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to receive all Distributions which it may be entitled to receive under SECTION 5.2(i) hereof and to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 5.2(ii) hereof.

                    (vi) All Distributions which are received by any Pledgor contrary to the provisions of SECTION 5.2(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                    SECTION 5.3. Defaults, Etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

                    SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

                    (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

                    (ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity that is an issuer of Equity Interests pledged hereunder, such Pledgor hereby consents to the extent required by the applicable Organization Document of such issuer to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING
INTELLECTUAL PROPERTY

                    SECTION 6.1. Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent sublicenseable with respect to Intellectual Property licensed to such Pledgor (and to the extent permitted under the terms of the applicable license), an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed Intellectual Property may be recorded or stored and to all computer programs used for the compilation or printout hereof, and subject in the case of licenses of trademarks and service marks, to rights of quality control and inspection in favor of such Pledgor solely to the extent necessary to avoid risk of invalidation of such licenses of such trademarks and service marks.

                    SECTION 6.2. No Violations. No Pledgor shall knowingly use any Intellectual Property in a manner that violates the Intellectual Property rights of any other Person with respect to such Intellectual Property except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

                    SECTION 7.1. Special Representations and Warranties. As of the time when each of its Accounts is included in the Borrowing Base as an Eligible Credit Card Receivable, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing obligations unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (iii) are in all material respects in compliance and conform with all applicable material federal, state and local laws and applicable Laws of any relevant foreign jurisdiction.

                    SECTION 7.2. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense materially complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.

Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts in its possession or control, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).

                    SECTION 7.3. Legend. Each Pledgor shall legend, at the request of the Collateral Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Collateral Agent, the Instruments, Documents and Chattel Paper of such Pledgor with an appropriate reference to the fact that such Pledged Collateral have been assigned to the Collateral Agent for the benefit of the Credit Parties and that the Collateral Agent has a security interest therein.

                    SECTION 7.4. Modification of Terms, Etc. No Pledgor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice, in each case without the prior written consent of the Collateral Agent.

                    SECTION 7.5. Collection. Each Pledgor shall use commercially reasonable efforts to cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, in any case, whether incurred by any Pledgor or the Collateral Agent or any other Credit Party, shall be paid by the Pledgors, in accordance with the terms of the Loan Documents.

ARTICLE VIII

REMEDIES

                    SECTION 8.1. Remedies. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

                    (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                    (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly pay such amounts to the Collateral Agent;

                    (iii) Sell, assign, lease or otherwise liquidate, or direct any Pledgor to sell, assign, lease or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, lease or liquidation;

                    (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this SECTION 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                    (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in SECTION 8.6 hereof;

                    (vi) Retain and apply the Distributions to the Secured Obligations as provided in SECTION 8.6 hereof;

                    (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

                    (viii) Exercise all the rights and remedies of a secured party under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or lease the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Credit Party or any of their respective Affiliates may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or leased at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, lessee or recipient at any such sale shall acquire the property sold, assigned or leased absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or leased at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                    SECTION 8.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by applicable Law and unless the Pledged Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide such Pledgor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence and during the continuance of an Event of Default, a statement renouncing or modifying (as permitted under law) any right to notification of sale or other intended disposition.

                    SECTION 8.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the

Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral pursuant to this Agreement or the Credit Agreement, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                    SECTION 8.4. Certain Sales of Pledged Collateral.

                    (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Collateral Agent shall have no obligation to engage in public sales.

                    (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

                    (iii) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                    (iv) Each Pledgor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Collateral Agent and other Credit Parties, that the Collateral Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

                    SECTION 8.5. No Waiver; Cumulative Remedies.

                    (i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                    (ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.

                    SECTION 8.6. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.

ARTICLE IX

MISCELLANEOUS

                    SECTION 9.1. Concerning Collateral Agent.

                    (i) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

                    (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Credit Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Credit Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                    (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                    (iv) If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any Mortgage or other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral (other than the Credit Agreement), Collateral Agent, in its reasonable discretion, shall select which provision or provisions shall control.

                    SECTION 9.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement or in the Credit Agreement after written notice from the Collateral Agent (including, without limitation, such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached after written notice from the Collateral Agent, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for failure to perform such covenant; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.04 of the Credit Agreement. Neither the provisions of this SECTION 9.2 nor any action taken by Collateral Agent pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Collateral Agent may deem necessary to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                    SECTION 9.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Credit Parties and each of their permitted respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

                    SECTION 9.4. Termination; Release.

                    (a) This Agreement, the Lien in favor of the Collateral Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate with respect to all Secured Obligations when (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Secured Obligations (other than the Other Liabilities) shall have been indefeasibly paid in full in cash, (iii) all Letters of Credit (as such term is defined in the Credit Agreement) shall have (A) expired or terminated and have been reduced to zero, (B) been Cash Collateralized in accordance with the Credit Agreement, or (C) been supported by another letter of credit in a manner satisfactory to the L/C Issuer and the Administrative Agent, and (iv) all Unreimbursed Amounts shall have been paid in full, provided, however, that in connection with the termination of this Agreement, the Collateral Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities to the extent not provided for thereunder.

                    (b) A Pledgor shall automatically be released from its obligations hereunder and the Lien in favor of the Collateral Agent (for the benefit of itself and the other Credit Parties) on the Pledged Collateral of such Pledgor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Pledgor ceases to be a Subsidiary; provided that each Lender shall have consented to such transaction (if and to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided further that any release of Pledged Collateral or any Pledgor in the manner permitted by this Agreement and the Credit Agreement shall not require the consent of holders of Other Liabilities under such transactions.

                    (c) Upon any Permitted Disposition by any Pledgor of any Pledged Collateral, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Pledged Collateral shall be automatically released.

                    (d) The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of this Agreement and the Credit Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with this SECTION 9.4, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the Pledgors, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) or all of the Pledged Collateral (in the case of termination of this Agreement) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

                    (e) The Collateral Agent shall have no liability whatsoever to any Credit Party as the result of any release of Pledged Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this SECTION 9.4.

                    SECTION 9.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                    SECTION 9.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 9.6.

                    SECTION 9.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

                    SECTION 9.8. CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                    (a) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE

ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                    (b) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                    (c) EACH PLEDGOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.6. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                    (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                    SECTION 9.9. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    SECTION 9.10. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in different counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tiff” via email) shall be as effective as delivery of a manually executed counterpart of this Agreement.

                    SECTION 9.11. No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and no Pledgor shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

                    SECTION 9.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                    SECTION 9.13. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Credit Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this SECTION 9.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

                    SECTION 9.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

          (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 9.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor (other than indefeasible payment in full in cash of Secured Obligations).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                    IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS:	FOOT LOCKER, INC.
FOOT LOCKER RETAIL, INC.
TEAM EDITION APPAREL, INC.
FOOT LOCKER STORES, INC.
FOOT LOCKER SPECIALTY, INC.
ROBBY’S SPORTING GOODS, INC.
FOOT LOCKER CORPORATE SERVICES, INC.
FOOT LOCKER HOLDINGS, INC.
FOOT LOCKER SOURCING, INC.
FOOT LOCKER OPERATIONS, LLC
FL RETAIL OPERATIONS LLC
FL SPECIALTY OPERATIONS LLC
FL EUROPE HOLDINGS, INC.
FL CANADA HOLDINGS, INC.
FOOT LOCKER ASIA, INC.
FL CORPORATE NY, LLC
FL RETAIL NY, LLC
FL SPECIALTY NY, LLC
FOOT LOCKER CARD SERVICES LLC
as to each of the foregoing

By:	/s/ John A. Maurer

Name:	John A. Maurer
Title:	Vice President and Treasurer

Signature Page to Security Agreement

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Christine Hutchinson

	Name:	Christine Hutchinson
	Title:	Principal

Signature Page to Security Agreement

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

                    This Securities Pledge Amendment, dated as of _________, is delivered pursuant to SECTION 5.1 of that certain security agreement (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of March 20, 2009, made by (i) FOOT LOCKER, INC., a New York corporation (the “Borrower”), (ii) THE GUARANTORS party thereto from time to time (the “Guarantors”) (the Borrower, together with the Guarantors, and together with any successors, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., having an office at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, in its capacity as collateral agent for the Credit Parties (as defined in the Credit Agreement) (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

Signature Page to Security Agreement

PLEDGED SECURITIES

PLEDGOR	ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

Exhibit 1 to Security Agreement

INTERCOMPANY NOTES

PLEDGOR	ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[_________________________________________],
as Pledgor

By:

Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A., as Collateral Agent

By:

Name:
Title:

Exhibit 1 to Security Agreement